NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK OF

THE ASIA TIGERS FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Repurchase Offer (as defined below) if stockholders’ certificates for shares of common stock, par value $0.001 per share (the “Shares”) of The Asia Tigers Fund, Inc. (the “Fund”), are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, July 12, 2013 (the “Repurchase Request Deadline”). The Fund has established a record date of June 14, 2013 for identifying stockholders eligible to receive Repurchase Offer materials. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Repurchase Request Deadline. See Section 5, “Procedure for Tendering Shares,” of the Offer to Purchase.

The Depositary:

Computershare

By Facsimile Transmission:

For Eligible Institutions Only:

(617) 360-6810

Confirm by Telephone:

(718) 575-2332

For Account Information Call:

Georgeson Inc.

Toll Free: 1-877-847-1383

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The Asia Tigers Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated June 21, 2013 and the related Letter of Transmittal (which together constitute the “Repurchase Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Offer to Repurchase.

Corp Act Voluntary COY GRR

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box:

☐            The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan:

                                  Yes                                     No

(Note: If neither of these boxes is checked,

any such uncertificated Shares will not be tendered.)

Dated:

Signature(s)

Corp Act Voluntary COY GRR

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Repurchase Request Deadline of the Repurchase Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please Print)
Title:
City State Zip Code

Area Code and Tel. No.	Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE

CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

Corp Act Voluntary COY GRR

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